Exhibit 26 (g) v. a. 6.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: February 8, 1999

Coverage: Variable Life Select Inforce / First Dollar Quota Share

Effective May 1, 2012, the Amendment Effective Date, Schedule B – Reinsurance Limits of the above-referenced Agreement will be replaced with the attached Schedule B – Reinsurance Limits revising the             .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-2-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-2-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-2-13
Peter G. Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	3/25/13

Print name	Julie A. Decker

Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Susan Willeat	Date:	3/25/2013

Print name	Susan Willeat

Title:	VP & Actuary

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SCHEDULE B: REINSURANCE LIMITS

(Effective May 1, 2012)

1.	BASIS OF REINSURANCE: The Reinsurer shall participate in a pool of reinsurers on a .

2.	CEDING COMPANY’S PARTICIPATION: The Ceding Company shall retain % of each .

3.	REINSURANCE PARTICIPATION: The Reinsurer’s participation shall be % of the reinsurance pool .

AMENDMENT to

SELECTED REINSURANCE AGREEMENTS

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective on May 21, 2013, the Amendment Effective Date, the Ceding Company and the Reinsurer agree to a              for the VL+ / VLS inforce              (the “            ”) under the Life YRT Agreements listed in Exhibit A attached hereto (the “Selected Agreements”). The              agreed to by the Ceding Company and the Reinsurer used agreed upon             .

The Ceding Company and the Reinsurer have agreed to a              amount of $             (the “            ”) to be             . The Ceding Company agrees to             . The TAI reinsurance system (“TAI”) does             . The attained age has             .

            .

Except as otherwise provided herein or otherwise agreed upon in writing by the Ceding Company and Reinsurer, all other terms, provisions, and conditions of the Selected Agreements remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	5-29-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	5-29-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	5-29-13
Peter G. Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	5/23/2013

Print name	Julie A. Decker

Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Larry Fischer	Date:	5-23-2013

Print name	Larry Fischer

Title:	VP, Business Development

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EXHIBIT A

RGA’s Amendment Number	Effective Date of Agreement	Description	TAI Code
	1/1/1999	VL+ Inforce
	2/8/1999	VLS Inforce